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EXHIBIT 10.69

July 1, 1995

Mr. David Decolati
Huntington Beach Hospital & Medical Center
17772 Beach Blvd.
Huntington Beach, CA 92647-6899

RE:      SUBLEASE OF SPACE
         UNITS D & E, 1170 DURFEE AVE., S. EL MONTE, CA.

Dear Mr. Decolati:

This letter will outline our understanding of the sublease of the above mentioned space with OptimumCare Corporation.

Agreement with OptimumCare Corporation:

(a) You shall rent 2,946 square feet on the first floor of the mentioned location at a base rate of $3,240.60 per month.

(b) You will not be entitled to assign or otherwise transfer interest in all or any portion of the rented space.

(c)      You agree to pay a Security Deposit equal to one month's rent.

(d) Your lease shall commence on July 1, 1995 and terminate February 15, 1996. You will provide OptimumCare Corporation with written notice not less than thirty (30) days prior to your intention to vacate the rented space. OptimumCare Corporation will provide you with written notice of not less than thirty (30) days prior to the last day of your tenancy providing reasonable cause for such notice exists.

(e) Rent is due on the first day of each month and is payable to OptimumCare Corporation. You will receive an invoice on the first of each month which will reflect charges for rent.

(f) You agree to pay sublessee's prorata share of common area operating expenses.
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Mr. David Decolati
July 1, 1995
Page Two

If the terms of this letter meets with your understanding, please execute both duplicate originals and return them to me along with your check. We will return a fully executed copy to you for your files.

CAROL FREEMAN, Chief Executive Officer                            Date
Huntington Beach Hospital and Medical Center

ADAM MILSTEIN, President                                                  Date
Whittier Narrow Business Park
Lessors Written Consent for Sublease

EDWARD A. JOHNSON, President                                     Date
OptimumCare Corporation
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July 1, 1995

Mr. David Decolati
Huntington Beach Hospital & Medical Center
17772 Beach Blvd.
Huntington Beach, CA 92647-6899

RE:      SUBLEASE OF SPACE
         14100 E. FRANCISQUITO AVE., SUITES 5 & 12, BALDWIN PARK, CA.

Dear Mr. Decolati:

This letter will outline our understanding of the sublease of the above mentioned space with OptimumCare Corporation.

Agreement with OptimumCare Corporation:

(a) You shall rent 1,400 square feet on the first floor of the mentioned location at a base rate of $1,400 per month for Suite #12.

(b) You shall reimburse OptimumCare $2,000 per month payable to Contract Service Center for Suite #5.

(c) You will not be entitled to assign or otherwise transfer interest in all or any portion of the rented space.

(d)      You agree to pay a Security Deposit equal to one month's rent.

(e) Your lease shall commence on July 1, 1995 and terminate August 31, 1995. You will provide OptimumCare Corporation with written notice not less than thirty (30) days prior to your intention to vacate the rented space. OptimumCare Corporation will provide you with written notice of not less than thirty (30) days prior to the last day of your tenancy providing reasonable cause for such notice exists.

(f) Rent is due on the first day of each month and is payable to OptimumCare Corporation. You will receive an invoice on the first of each month which will reflect charges for rent.

(g) You agree to pay sublessee's prorata share of common area operating expenses.
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Mr. David Decolati
July 1, 1995
Page Two

If the terms of this letter meets with your understanding, please execute both duplicate originals and return them to me along with your check. We will return a fully executed copy to you for your files.

CAROL FREEMAN, Chief Executive Officer                                    Date
Huntington Beach Hospital and Medical Center



Columbia Healthcare Corporation                                     Date

                                               EDWARD A. JOHNSON, President
                             Date
OptimumCare Corporation